Birner Dental Management Services, Inc.	Exhibit No. 99.1
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
November 13, 2008

BIRNER DENTAL MANAGEMENT SERVICES, INC.
ANNOUNCES EARNINGS FOR 3Q 2008

DENVER, COLORADO, November 13, 2008. Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH® dental practices, announced results for the quarter and nine months ended September 30, 2008. For the quarter ended September 30, 2008, total dental group practice revenue increased $250,000, or 1.7%, to $15.0 million. Net revenue increased $124,000, or 1.4%, to $8.8 million. The Company’s earnings before interest, taxes, depreciation, amortization and non-cash expense associated with stock-based compensation (“Adjusted EBITDA”) decreased $184,000, or 9.3%, to $1.8 million from $2.0 million. Net income for the quarter ended September 30, 2008 decreased 21.2%, to $500,000 compared to $635,000 for the same period of 2007. Earnings per share decreased 13.6%, to $.24 for the quarter ended September 30, 2008 compared to $.28 for the quarter ended September 30, 2007.

For the nine months ended September 30, 2008, total dental group practice revenue decreased $415,000, or 0.9%, to $45.1 million. Net revenue decreased $614,000, or 2.3%, to $26.5 million. The Company’s Adjusted EBITDA decreased $922,000, or 15.0%, to $5.2 million from $6.2 million. Net income for the nine months ended September 30, 2008 decreased 27.7%, to $1.5 million compared to $2.0 million for the same period of 2007. Earnings per share decreased 22.8%, to $.69 for the nine months ended September 30, 2008 compared to $.89 for the nine months ended September 30, 2007.

The decrease in net revenue of $614,000 for the nine months ended September 30, 2008 consisted of a decrease in net revenue from general dentistry of $1.0 million partly offset by an increase in net revenue from specialty dentistry of $397,000. As previously reported, the Company attributes the decline in net revenue for the nine months ended September 30, 2008 to a general weakness in the economy in the Company’s markets as reflected by a reduced number of patient procedures and in particular fewer crown and bridge procedures. The increase in net revenue of $124,000 for the quarter ended September 30, 2008 consisted of an increase in net revenue from specialty dentistry of $139,000 partly offset by a decrease in net revenue from general dentistry of $15,000. Despite a slight increase in net revenue for the quarter ended September 30, 2008 compared to the quarter ended September 30, 2007, the Company believes it continues to experience a general weakness in the economy in its markets.

During the first nine months of 2008, the Company had capital expenditures of $1.0 million, purchased 250,258 shares of its Common Stock for approximately $3.9 million, distributed $1.0 million in dividends to its shareholders, and increased total bank debt outstanding by $870,000.

On August 12, 2008, the Company’s Board of Directors approved up to $2 million of stock repurchases. The remaining authorized amount available for stock repurchases was $1.4 million as of September 30, 2008. The Company continues to believe that stock repurchases are a good investment of the Company’s resources.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 61 dental offices, of which 35 were acquired and 26 were de novo developments. At September 30, 2008, the Company had 115 general and specialty dentists affiliated with the organization. The Company operates its dental offices under the PERFECT TEETH name.

The Company previously announced it would conduct a conference call to review results for the quarter and nine months ended September 30, 2008. In addition to current financial and operating results, the teleconference may include discussion of management’s expectation of future financial and operating results. The call will be held on Thursday, November 13, 2008, at 9:00 a.m. MT. To participate in this conference call, dial in to 1-866-282-2517 and refer to “Birner Dental Management Services, Inc.” approximately five minutes prior to the scheduled time. If you are unable to join in on the conference call on November 13, the rebroadcast number is 1-888-266-2081 with the pass code of 1300944. This rebroadcast will be available through November 27, 2008.

Non-GAAP Disclosures
This press release includes certain non-GAAP financial measures with respect to total dental group practice revenue and Adjusted EBITDA. The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Please see the last page of this release for more information on the reconciliation of total dental group practice revenue and Adjusted EBITDA to GAAP measures.

Forward-Looking Statements
Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company’s cash flow, growth prospects and performance in 2008, the economy and stock repurchases. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Quarters Ended				Nine Months Ended
	September 30,				September 30,
	2007		2008		2007		2008

NET REVENUE: (1)	$8,640,137		$8,763,895		$27,118,172		$26,504,119

DIRECT EXPENSES:
Clinical salaries and benefits	2,271,625		2,351,310		7,107,765		7,510,984
Dental supplies	608,885		627,377		1,763,791		1,845,599
Laboratory fees	628,877		693,809		1,998,289		2,085,682
Occupancy	1,174,333		1,213,074		3,448,489		3,601,979
Advertising and marketing	143,023		105,227		559,100		331,775
Depreciation and amortization	609,470		623,199		1,830,548		1,826,232
General and administrative	1,126,024		1,192,403		3,421,685		3,629,391
	6,562,237		6,806,399		20,129,667		20,831,642

Contribution from dental offices	2,077,900		1,957,496		6,988,505		5,672,477

CORPORATE EXPENSES:
General and administrative	894,079	(2)	975,006	(2)	3,194,729	(3)	2,805,315	(3)
Depreciation and amortization	26,785		25,519		84,887		72,173

Operating income	1,157,036		956,971		3,708,889		2,794,989

Interest expense (income), net	90,832		63,819		286,151		199,817

Income before income taxes	1,066,204		893,152		3,422,738		2,595,172
Income tax expense	431,164		393,005		1,392,985		1,127,270

Net income	$635,040		$500,147		$2,029,753		$1,467,902

Net income per share of Common Stock - Basic	$0.31		$0.25		$0.96		$0.71

Net income per share of Common Stock - Diluted	$0.28		$0.24		$0.89		$0.69

Cash dividends per share of Common Stock	$0.15		$0.17		$0.45		$0.51

Weighted average number of shares of Common Stock and dilutive securities:
Basic	2,074,314		1,992,821		2,108,006		2,070,157

Diluted	2,243,889		2,045,245		2,287,075		2,141,674

(1)
Total dental group practice revenue less amounts retained by dental offices. Dental group practice revenue was $14,976,112 for the quarter ended September 30, 2008 compared to $14,726,411 for the quarter ended September 30, 2007. Dental group practice revenue was $45,146,842 for the nine months ended September 30, 2008 compared to $45,561,904 for the nine months ended September 30, 2007.

(2)
Corporate expense - general and administrative includes $81,030 of equity compensation for a stock award and $102,100 related to stock-based compensation expense in the quarter ended September 30, 2007, and $186,306 related to stock-based compensation expense in the quarter ended September 30, 2008.

(3)
Corporate expense - general and administrative includes $243,090 of equity compensation for a stock award and $292,686 related to stock-based compensation expense in the nine months ended September 30, 2007, and $544,337 related to stock-based compensation expense in the nine months ended September 30, 2008.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2007	2008
	**	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$964,150	$718,444
Accounts receivable, net of allowance for doubtful accounts of $291,827 and $293,264, respectively	3,008,550	3,271,118
Deferred tax asset	178,591	229,854
Income taxes receivable	26,817	-
Prepaid expenses and other assets	620,365	541,376

Total current assets	4,798,473	4,760,792

PROPERTY AND EQUIPMENT, net	4,533,531	4,249,909

OTHER NONCURRENT ASSETS:
Intangible assets, net	11,393,590	10,816,933
Deferred charges and other assets	171,687	161,433

Total assets	$20,897,281	$19,989,067

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,945,420	$1,681,520
Accrued expenses	1,334,785	1,244,082
Accrued payroll and related expenses	1,456,477	2,114,174
Income taxes payable	-	402,942
Current maturities of long-term debt	920,000	920,000

Total current liabilities	5,656,682	6,362,718

LONG-TERM LIABILITIES:
Deferred tax liability, net	633,667	758,275
Long-term debt, net of current maturities	4,784,511	5,654,158
Other long-term obligations	291,266	287,554

Total liabilities	11,366,126	13,062,705

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized; 2,123,440 and 1,899,867 shares issued and outstanding, respectively	3,028,515	-
Retained earnings	6,536,796	6,952,045
Accumulated other comprehensive loss	(34,156)	(25,683)
Total shareholders' equity	9,531,155	6,926,362

Total liabilities and shareholders' equity	$20,897,281	$19,989,067

** Derived from the Company’s audited consolidated balance sheet at December 31, 2007.

Reconciliation of Total Dental Group Practice Revenue and Adjusted EBITDA

Total dental group practice revenue is the revenue generated at the Company’s offices from professional services provided to its patients. Amounts retained by dental offices represents compensation expense to the dentists, hygienists and dental assistants and is subtracted from total dental group practice revenue to arrive at net revenue. The Company reports net revenue in its financial statements to comply with Emerging Issues Task Force Issue No. 97-2, Application of SFAS No. 94 (Consolidation of All Majority Owned Subsidiaries) and APB Opinion No. 16 (Business Combinations) to Physician Practice Management Entities and Certain Other Entities With Contractual Management Arrangements. Total dental group practice revenue is disclosed because it is a critical component for management’s evaluation of office performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The table below reconciles total dental group practice revenue to net revenue.

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008

Total dental group practice revenue	$14,726,411	$14,976,112	$45,561,904	$45,146,842
Less - amounts retained by dental Offices	(6,086,274)	(6,212,217)	(18,443,732)	(18,642,723)

Net revenue	$8,640,137	$8,763,895	$27,118,172	$26,504,119

Although Adjusted EBITDA is not a GAAP measure of performance or liquidity, the Company believes that it may be useful to an investor in evaluating the Company’s ability to meet future debt service, capital expenditures and working capital requirements. However, investors should not consider these measures in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding depreciation and amortization expense – offices, depreciation and amortization expense - corporate, stock-based compensation expense, interest expense, net and income tax expense to net income as in the table below.

	Quarters		Nine Months
	Ended September 30,		Ended September 30,
	2007	2008	2007	2008
RECONCILIATION OF ADJUSTED EBITDA:
Net income	$635,040	$500,147	$2,029,753	$1,467,902
Add back:
Depreciation and amortization - Offices	609,470	623,199	1,830,548	1,826,232
Depreciation and amortization - Corporate	26,785	25,519	84,887	72,173
Stock-based compensation expense	183,130	186,306	535,776	544,337
Interest expense, net	90,832	63,819	286,151	199,817
Income tax expense	431,164	393,005	1,392,985	1,127,270

Adjusted EBITDA	$1,976,421	$1,791,995	$6,160,100	$5,237,731